Exhibit 10.10.4

AMENDMENT

TO THE

KANSAS CITY SOUTHERN

401(k) AND PROFIT SHARING PLAN

(As Amended and Restated Effective April 1, 2002)

The Kansas City Southern 401(k) and Profit Sharing Plan, as amended and restated effective April 1, 2002, (the “Plan”), and as subsequently amended, is hereby further amended by adding the following Article VI-A to the Plan in order to comply with the Final and Temporary Regulations under Code Section 401(a)(9) as required by Internal Revenue Service Revenue Procedure 2002-29.

ARTICLE VI-A.

MINIMUM DISTRIBUTION REQUIREMENTS

6A.1 GENERAL RULES.

(a) Effective Date. The provisions of this Article VI-A apply to the determination of required minimum distributions made in calendar years beginning on and after January 1, 2003.

(b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan; provided, however, this Article shall not be construed to permit distribution commencing later or over a time period longer than otherwise permitted under the Plan.

(c) Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article VI-A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

6A.2 TIME AND MANNER OF DISTRIBUTION.

(a) Required Beginning Date. The Participant’s Nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s Nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then either distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or the Participant’s entire Nonforfeitable Accrued Benefit will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Nonforfeitable Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the spouse dies after the Participant but before distributions to the spouse begin, this Section 6A.2(b), other than Section 6A.2(b)(1), will apply as if the spouse were the Participant.

For purposes of this Section 6A.2(b), and Section 6A.4, unless Section 6A.2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6A.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the spouse under Section 6A.2(b)(1).

(c) Forms of Distribution. Unless the Participant’s Nonforfeitable Accrued Benefit is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 6A.3 and 6A.4.

6A.3 REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME.

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of

(1) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2) If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6A.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

6A.4 REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH.

(a) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

A. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B. If the Participant’s spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the spouse is calculated for each distribution calendar year after the year of the Participant’s death using the spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the spouse’s death, the remaining life expectancy of the spouse is calculated using the age of the spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

C. If the Participant’s spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 6A.4, unless the Participant’s entire interest is distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Spouse Before Distributions to Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s spouse is the Participant’s sole designated Beneficiary, and the spouse dies before distributions are required to begin to the spouse under Section 6A.2, this Section 6A.4(b) will apply as if the spouse were the Participant.

6A.5 DEFINITIONS.

(a) Designated Beneficiary. The designated Beneficiary under the provisions of the Plan who is also the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-l, Q&A-4, of the Treasury Regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6A.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d) Participant’s account balance. The vested balance of the Participant’s Accounts as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any vested contributions made and allocated or vested forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required Beginning Date. The Required Beginning Date as defined in Section 6.01(B).

IN WITNESS WHEREOF, Kansas City Southern has executed this Amendment.

Dated: December 3, 2003

KANSAS CITY SOUTHERN

By:	/s/ Eric B. Freestone